Exhibit 3.1

Wyoming Secretary o Herschler Building East, Sl 122 W 25th Street Cheyenne, WY 82002 - C Ph. 307.777.7311 Email: Business@wyo.1 P - Amendment - Revised June 2021 WY Secretary of State RLED: 01/1612026 04:11 PM Original ID: 2022 - 001075655 Amendment ID: 2026 - 006320564 Profit Corporation Articles of Amendment 1. Corporation name : (Name must match exactly to the Secretary of State 's records . ) ILAMY 2. A . rt l cle number (s) L _ 1 _ - _v_ , _ . I 1 · s ame n d e d as 10 I I ows : *See checklist below for article number information. See attached (including Article I changing the name of the Corporation to "Exousia Bio, Inc."). 3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . This amendment does not provide for an exchange, reclassification or cancellation of issued shares. 4. The amendment was adopted on . _ '1 _1_12_1_12_0_2_ s , (Date - mmlddlyyyy)

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.) P - Amendment - Revised June 2021 D · Share s wer e no t issued and the board of directors or incorporators have adopted the amendment. OR D Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17 - 16 - 1005. OR Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17 - 16 - 1003. ' ( - . .,, Signature: · · . - .. (May be executed byChairmanefBoartle11tor another of its officers.) Date: 10 1 /09/2026 (mmldd/yyyy) Print Name: !Matthew Dwyer Title: !Chief Executive Officer I Contact Person: L.IE_r_ic_N_e - :wl;::=a=n===================::::: I Daytime Phone Number : 1940 - 367 - 6154 Email: jeric@newlanpllc.com (An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.) Checklist Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State. Processing time is up to 15 business days following the date of receipt in our office. *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number. [2] Please mail with payment to the address at the top of this form. This form cannot be accepted via email. 0 Please review the form prior to submission. The Secretary of State's Office is unable to process Incomplete forms.

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF LAMY The undersigned, Matthew Dwyer, President and Chief Executive Officer ofL AMY, a Wyoming corporation (the "Corporation"), does hereby certify : 1. He is the President, Chief Executive Officer and Secretary of the Corporation. 2. The Amended and Restated Articles of Incorporation set forth below consolidate all previous amendments into a single document . 3. The Amended and Restated Articles oflncorporation set forth below have been duly approved by the Board of Directors of the Corporation in accordance with the laws of the State of Wyoming . 4. The Amended and Restated Articles oflncorporation set forth below have been duly approved by the required written consent of shareholders of the Corporation in accordance with the laws of the State of Wyoming . 5. The Articles oflncorporationof the Corporation are hereby amended and restated in their entirety with the Amended and Restated Articles oflncorporation set forth below all of which supersedes and take the place of the existing Articles of Incorporation and all prior amendments thereto and restatements thereof : ARTICLE I - NAME OF THE CORPORATION The name of the corporation shall be: Exousia Bio, Inc. (the "Corporation"). ARTICLE II - NAME AND ADDRESS OF REGISTERED AGENT The address of the registered office of the Corporation in the State of Wyoming is 1908 Thomes Avenue, Cheyenne, Wyoming 82001 . The name of the Corporation's registered agent at the address is Bailey J Stock J Harmon J Cottam P . C . Either the registered office or the registered agent may be changed in the manner provided by law . The Corporation consents to accept electronic service of process at lance@performance - law . com, under the circumstances specified in W . S . l 7 - 28 - 104 (e) . ARTICLE III - PERPETUAL DURATION OF THE CORPORATION The period of this Corporation's duration is perpetual. ARTICLE IV - PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Wyoming Business Corporation Act other than the banking business, the trust corporation business or the practice of a profession permitted to be incorporated by the Wyoming Business Corporation Act ARTICLE V - AUTHORIZED CAPITAL A. Authorized Capital . The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 101 , 000 , 000 shares, of which 1 , 000 , 000 shares shall be shares of preferred stock, par value of $ . 0001 per share ("Preferred Stock"), and 100 , 000 , 000 shares shall be shares of common stock, par value of $ . 0001 per share ("Common Stock") . AMENDED AND RESTATED ARTICLES OF INCORPORATION I PAGE 1

(1) Preferred Stock . Notwithstanding the designation of the class of Series X Preferred Stock designated in Article XIII the designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series, shall be established in accordance with the Wyoming Business Corporation Act by the board of directors of the Corporation ("Board of Directors") . Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power . (2) Common Stock . The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles oflncorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock . The Common Stock shall have voting rights such that each share of Common Stock duly authorized, issued and outstanding shall entitle its holder to one vote . B. Dividends . Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine . C. No Assessment . The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation . D. Value . Anystockofthe Corporation may beissued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non - assessable . E. Restrictions . The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation as it deems necessary in the best interests of the corporation or as required by law . ARTICLE VI - CUMULATIVE VOTING Cumulative voting for the election of directors shall not be permitted. ARTICLE VII - PREEMPTIVE RIGHTS No holder of any stock of the Corporation shall be entitled, as a matter ofright, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares unless specifically authorized by the governing board of the Corporation . ARTICLE VIII - GOVERNING BOARD The governing board of this Corporation shall be known as directors, and the number of the directors may from time to time be increased or decreased in such manner as shall be permitted bythe bylaws of this Corporation . There shall not be fewer than one member of the Board of Directors . AMENDED AND RESTATED ARTICLES OF INCORPORATION I PAGE 2

ARTICLE IX - SHAREHOLDER VOTING ON CORPORATE ACTIONS Notwithstanding the requirements of Wyoming law, the affirmative vote or concurrence of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon are required to make effective all transactions that require shareholder approval under applicable law . ARTICLE X - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS A. Liability for Monetary Damages . The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Wyoming law provided, however, that (1) the liability of directors is not limited or eliminated (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's duty to thecorporation or itsshareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, ofa risk of serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (2) the liability of directors is not limited or eliminated for any act or omission occurring prior to the date when these Articles oflncorporation becomes effective, or (f) any of the acts set forth in Section 17 - 16 - 202 of the Wyoming Business Corporations Act and (3) the liability of officers is not limited or eliminated for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors . The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representativeofanysuch person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual orentity or of an employee benefit plan . The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible . B. Expenses . The Corporation shall advance expenses in advance of the final disposition of the case to or for the benefit of a director, officer, employee, fiduciary, or agent, who is party to a proceeding such as described in the preceding paragraph A to the maximum extent permitted by applicable law . C. Repeal or Modification . Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection ofa director or officer of the Corporation or other person entitled to indemnification existing at the time of such repeal or modification . ARTICLE XI - LIMITATIONS OF LIABILITY A . Limitation of Liability . Notwithstanding Wyoming law, specifically Section 17 - 16 - 202 of the Wyoming Business Corporations Act, or the provisions of these Articles oflncorporation, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation oflaw, or (iii) for any transaction from which the director derived an improper personal benefit . If the Wyoming I ; Jusiness Corporations Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporations Act, as so amended . AMENDED AND RESTATED ARTICLES OF INCORPORATION I PAGE 3

B . Repeal or Modification . Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification . ARTICLE XII - ACTIONS OF SHAREHOLDERS AMENDED AND RESTATED ARTICLES OF INCORPORATION I PAGE 4 A. Meetings. Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation or by resolution of the board of directors. B. Quorum. At all meetings of the shareholders, the presence of 50% of all votes entitled to be cast at the beginning of a meeting shall constitute a quorum. C. Required Approval . Notwithstanding the provisions of these Articles, any action for which the Wyoming Business Corporations Act requires the approval of two - thirds of the shares or any class or series or voting group entitled to vote with respect thereto, unless otherwise provided in the Articles oflncorporation, shall require for approval, the affirmative vote of 50 % of the shares or any class or series or voting group outstanding and entitled to vote thereon . D. Vote Procedure. Any vote of the shareholders of the Corporation may be taken either: (1) at a meeting called for such purpose or, (2) by the written consent of the shareholders in lieu of a meeting provided that shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing . ARTICLE XIII - DESIGNATION OF SERIES X PREFERRED STOCK A. Designation of Series X Preferred Stock . One (1) share of the Corporation's authorized shares of Preferred Stock, $ 0 . 0001 par value per share, is hereby designated as "Series X Preferred Stock" and having the characteristics set forth below . B. Fractional Shares. The Series X Preferred Stock may not be issued in fractional shares. C. Voting . The share of Series X Preferred Stock shall have rights in all matters requiring stockholder approval to a number of votes equal to two (2) times the sum of : (1) The total number of shares of Common Stock which are issued and outstanding at the time of any election or vote by the stockholders ; plus (2) The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights . D. Conversion. The Series X Preferred Stock shall possess no rights of conversion. E. Liquidation Rights. The Series X Preferred Stock shall possess no liquidation rights. F. Dividends. The Series X Preferred Stock shall possess no dividend rights. G. Protection Provisions . The Corporation shall not, without first obtaining the consent of the holder of the share of Series X Preferred Stock, alter or change the rights, preferences or privileges of the Series X Preferred Stock so as to affect adversely the holder of the share of Series X Preferred Stock .

H. AMENDED AND RESTATED ARTICLES OF INCORPORATION I PAGE 5 Waiver. Any of the rights, powers or preferences of the Series X Preferred Stock may be waived by the affirmative consent of the holder of the share of Series X Preferred Stock. I. No Other Rights or Privileges. Except asspecifically set forth herein, the holder oftheshare of Series X Preferred Stock shall have no other rights, privileges or preferences with respect to the Series X Preferred Stock. ARTICLE XIV - CONFLICTING INTEREST TRANSACTIONS No contract or other transaction between the Corporation and one (1) or more of its directors or any other Corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voided solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if : A. The fact of such a relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors ; B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent ; or C. The contract or transaction is fair and reasonable to the Corporation . Common or interested directors may be counted in determining the presence of a quorum, as herein previously defined, at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction . ARTICLE XV - SEVERABILITY In the event any provision (including any provision within a single article, section, paragraph or sentence) of these Articles of Incorporation should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law . IN WITNESS WHEREOF, I have hereunto set my hand this 9 th day of January, 2026 , hereby declaring and certifying that the facts stated herein are true . LAMY By: , :lz_ - Matthe w - Dwye ),, President

STATE OF WYOMING Office of the Secretary of State I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF NAME CHANGE Current Name: Exousia Bio, Inc. Old Name: LAMY I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 16th day of January, 2026 Secretary of State By: - - Kim McColl ----- Filed Date: 01/16/2026

RECEIPT Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 RECEIPT INFORMATION NEWLAN LAW FIRM PLLC 2201 LONG PRAIRIE RD STE 107 - 762 FLOWER MOUND, TX 75022 Receipt#: Receipt Date: Processed By: 004819449 01/16/2026 Kim McColl Description of Charges Reference Total Restated Articles with Name Change - Profit Corporation - Domestic 2026 - 006320564 DO NOT PAY! This is not a bill. Quantity Unit Price 1 $60.00 $60.00 TOTAL CHARGES PAID $60.00 Description of Payment Reference Amount TOTAL PAYMENT $60.00 $60.00 Payment - Check/ Money Order 1200 In Reference To: Exousia Bio, Inc. (2022 - 001075655); Amendment ID: 2026 - 006320564 PAD or Billing Questions? (307) 777 - 5343 SOSAdminServices@wyo.gov Page 1 of 1